Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-03097) of La-Z-Boy Incorporated of our report dated June 20, 2011 relating to the financial statements of the La-Z-Boy Incorporated Retirement Savings Plan ("the Plan"), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP
Detroit, Michigan
June 20, 2011